EXHIBIT 4.8

FORM OF

SENIOR INDENTURE

BETWEEN

ONCOGENEX PHARMACEUTICALS, INC.

AND

                    ,

AS TRUSTEE

Dated as of

(Continued)

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Section 13.11.	Facsimile or PDF	51

Section 13.12.	Force Majeure	51

Section 13.13.	U.S.A. Patriot Act	51

THIS INDENTURE, dated as of                     , between ONCOGENEX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and                     , a                                         , as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the issuance, sale, execution and delivery, from time to time, of its unsecured evidences of indebtedness (hereinafter referred to as the “Securities”), without limit as to principal amount, issuable in one or more series, the amount and terms of each such series to be determined as hereinafter provided; and, to provide the terms and conditions upon which the Securities are to be issued, authenticated and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal subordinated obligations of the Company, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE

WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are to be issued, authenticated and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any series thereof, as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Certain Terms Defined. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein shall have the meanings assigned to them and all computations herein provided for shall be made, in accordance with generally accepted accounting principles, and the term “U.S. generally accepted accounting principles” shall mean such principles as they exist at the date of applicability thereof; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Authenticating Agent” shall the meaning set forth in Section 7.14. “Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” shall mean the Board of Directors of the Company, or any duly authorized committee of such Board of Directors.

“Board Resolution” shall mean on or more resolutions of the Board of Directors of the Company certified by the Secretary or by an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Security, a day that is not a Saturday, Sunday or a day on which the office of the Trustee or banking institutions in the City of New York in which amounts are payable, as specified in the form of such Security, are authorized or required by any applicable law or regulation to be closed.

“Commission” shall mean the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties theretofore assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” shall mean OncoGenex Pharmaceuticals, Inc., a Delaware corporation, until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter “Company” shall mean such successor Company.

“Company Order” means a written statement, request or order of the Company signed in its name by the Chairman of the Board of Directors of the Company, the President or Chief Executive Officer, any Vice President, the Treasurer or the Chief Financial Officer of the Company.

“covenant defeasance” shall have the meaning set forth in Section 11.01.

“Defaulted Interest” shall have the meaning set forth in Section 2.07.

“Depository” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 2.03 of this Indenture until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the term “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such

Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.

“Euro” or “euro” means the currency adopted by those countries participating in the third stage of the European Monetary Union.

“Event of Default” with respect to Securities of any series shall mean any event specified as such in Section 6.01 and any other event as may be established with respect to the securities of such series as permitted by Section 2.03. An Event of Default shall “exist” if an Event of Default shall have occurred and be continuing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued by the government of a country other than the United States of America, and the European Currency Unit as defined and revised from time to time by the European Monetary System of the European Community and/or Euros.

“Global Security” means a Security evidencing all or a portion of a series of Registered Securities, issued to the Depository for such series in accordance with Section 2.12, and bearing the legend prescribed in Section 2.12 and any other legend required by the Depository for such series.

“Holder,” “Holder of Securities,” “Securityholder” or any other similar term means in the case of any Registered Security, the person in whose name such Security is registered in the Register kept by the Company for that purpose in accordance with the terms hereof.

“Interest Payment Date” when used with respect to any Security means the Stated Maturity of an installment of interest on such Security.

“IRS” means the Internal Revenue Service of the United States Department of the Treasury, or any successor entity.

“Judgment Currency” has the meaning set forth in Section 13.09.

“Officer’s Certificate” shall mean a certificate signed by the Chairman of the Board of Directors of the Company, any Vice-Chairman of the Board of Directors of the Company, the President or Chief Executive Officer or any Vice-President, the Treasurer, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Company.

“Opinion of Counsel” shall mean a written opinion of legal counsel who may be an employee of the Company or other counsel satisfactory to the Trustee.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” shall mean (a) any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or (b) any other Security which for United States Federal income tax purposes would be considered an original issue discount security.

“Outstanding” when used with reference to Securities shall, subject to the provisions of Section 8.04, mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment or redemption moneys or U.S. Government Obligations (as provided in Section 11.01) in the necessary amount have been theretofore deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) in trust for the Holders of such Securities, provided that if such Securities or portions thereof, are to be redeemed prior to the Stated Maturity thereof, notice of such redemption has been duly given as provided in Article Three hereof, or provision therefor satisfactory to the Trustee has been made;

(c) Securities in exchange for or in lieu of which other Securities shall have been authenticated and delivered under this Indenture; and

(d) Securities alleged to have been destroyed, lost or stolen which have been paid as provided in Section 2.07 hereof.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination as if a declaration of acceleration of the maturity thereof pursuant to Section 6.01 had been made.

“Paying Agent” means any Person authorized by the Company to pay the principal of and any interest and premium, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, or a government or any agency, authority or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.04 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any,” provided, however, that such inclusion of premium, if any, shall under no circumstances result in the double counting of such premium for the purpose of any calculation required hereunder.

“Principal Office of the Trustee” shall mean the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, except that with respect to presentation of Securities for payment such term shall mean any office or agency of the Trustee at which at any particular time its corporate trust services business shall be conducted. The present address of the Principal Office of the Trustee is                                         , Attention:                             .

“Record Date” for the interest payable on any Interest Payment Date on any series of Securities shall mean the date specified as such in the Securities of such series.

“Register” shall mean the books for the registration and transfer of Securities which books are kept by the Trustee pursuant to Section 2.08.

“Registered Security” means any Security registered on the Register of the Company.

“Required Currency” shall have the meaning set forth in Section 13.09.

“Responsible Officer” when used with respect to the Trustee shall mean any officer of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.07.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Indenture” shall mean this instrument as originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein, and shall include the form and terms of particular series of Securities established in accordance with the provisions of Sections 2.03 and 2.04.

“Security” or “Securities” shall mean any security or securities of the Company without regard to series, authenticated and delivered under this Indenture.

“Supplemental Indenture” shall mean an indenture supplemental hereto as such Supplemental Indenture may be originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein and therein.

“Trustee” shall mean the party named as such in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder, and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended as of the date of this Indenture.

“United States Dollars” shall mean the lawful currency of the United States of America.

“U.S. Government Obligations” shall have the meaning set forth in Section 11.01.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION,

TRANSFER AND EXCHANGE OF SECURITIES

SECTION 2.01. Form of Securities and Trustee’s Certificate of Authentication. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions and as set forth in an Officer’s Certificate or Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon as the Board of Directors may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities of such series may be listed, or to conform to usage all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

The definitive Securities and each Global Security may be printed, lithographed or fully or partly engraved or produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution thereof.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

, as Trustee

By
Authorized Signatory

SECTION 2.03. Amount Unlimited, Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is not limited. The Securities may be issued in one or more series.

The following terms and provisions of each series of Securities shall be established in or pursuant to one or more Board Resolutions and set forth in an Officer’s Certificate detailing such establishment or established in one or more Supplemental Indentures prior to the issuance of Securities of any series:

(1) the designation of the series of Securities of the series (which shall distinguish the Securities of such series from all other series of Securities) and which may be part of a series of Securities previously issued;

(2) any limit upon the aggregate principal amount of the particular series of Securities which may be executed, authenticated and delivered under this Indenture; provided, however, that nothing contained in this Section 2.03 or elsewhere in this Indenture or in the Securities or in an Officer’s Certificate or in a Supplemental Indenture is intended to or shall limit execution by the Company or authentication and delivery by the Trustee of Securities under the circumstances contemplated by Sections 2.08, 2.09, 2.11, 3.03 and 10.04;

(3) if other than United States Dollars, the coin, currency or currencies or composite currency in which principal of and interest and any premium on such series of Securities shall be payable (including, but not limited to, any Foreign Currency);

(4) the Stated Maturity for payment of principal of such series of Securities;

(5) the rate or rates at which such series of Securities shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the time for payment of interest, the terms and duration of such extension rights and (in the case of Registered Securities) the date or dates on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(6) the place or places where the principal of and any interest on Securities of any series shall be payable, where such Securities may be surrendered for registration of transfer, where such Securities may be surrendered for exchange and where notice and demands to or upon the Company, in respect of such Securities, and this Indenture may be served, if other than as provided in Section 4.03;

(7) the right, if any, of the Company to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed;

(8) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof;

(10) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of such series of Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(11) if other than the U.S. Dollar, the coin, currency or currencies in which payment of the principal of or interest on the Securities of such series shall be payable, including composite currencies or currency units and any related provisions for the calculations of payments and denominations;

(12) if the principal or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(13) if the amount of payments or principal of and interest on the Securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(14) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(15) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(16) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the Securities of such series;

(17) any additional events of default or covenants with respect to the Securities of a particular series not set forth herein;

(18) the terms and conditions, if any, upon which any Securities of such series may or shall be converted or exchanged into common stock of the Company; and

(19) any other terms of such series of Securities (which terms shall not be inconsistent with the provisions of this Indenture).

(b) All Securities of any one series shall be substantially identical except that any series may have serial maturities and different interest rates for different maturities and except in the case of Registered Securities as to denomination and the differences herein specified between Global Securities and Registered Securities issued in definitive form and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or Supplemental Indenture relating to such series of Securities. All Securities of any one series need not be issued at the same time, and, unless otherwise provided in the Officer’s Certificate or Supplemental Indenture relating to such series, a series may be reopened for issuances of additional Securities of such series.

SECTION 2.04. Authentication and Delivery of Securities; Supplemental Indentures for Secured Issues. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver any series of Securities executed by the Company to the Trustee for authentication by it together with the applicable documents referred to below in this Section 2.04, and the Trustee shall thereupon authenticate and deliver said Securities (or if only a single Security, such Security) to or upon the written order of the Company, signed by an officer of the Company, without any further corporate action. The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Company Order and procedures. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs (2), (3) and (4) below only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series) and (subject to Section 7.01) shall be fully protected in relying upon, the following enumerated documents unless and until such documents have been superseded or revoked:

(1) a Company Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Company Order, and (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures;

(2) any Board Resolution, Officer’s Certificate and/or executed Supplemental Indenture referred to in Section 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;

(3) an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(4) either one or more Opinions of Counsel, or a letter addressed to the Trustee permitting it to rely on one or more Opinions of Counsel, substantially to the effect that:

(a) the form or forms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture;

(b) the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, and certain terms of the Securities have been established pursuant to a Board Resolution, an Officer’s Certificate or a Supplemental Indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in a Company Order shall have been established, all such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture;

(c) this Indenture and such Securities, when executed and issued by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and duly paid for by the purchasers thereof, and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as any rights thereunder may be limited by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; the effect of applicable court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor’s enforcement of such covenants or provisions under the circumstances would have violated the creditor’s covenants of good faith and fair dealing implied under Washington law; and the effect of Washington statutes and rules of law which cannot be waived prospectively by a borrower, and such counsel need express no opinion with regard to the enforceability of Section 7.06 or of a judgment denominated in a currency other than United States Dollars; and

(d) the Company has complied with all applicable Federal laws and requirements in respect of the execution and delivery of such Securities; and

(e) such other opinions as the Company may be required to deliver under the Trust Indenture Act;

(5) if the Securities are to be secured, a supplemental indenture conforming to the requirements of Section 314 of the Trust Indenture Act and such other documents as may be required by Section 314; and

(6) if the Securities are to be convertible, a supplemental indenture conforming to the requirements of Section 314 of the Trust Indenture Act and such other documents as may be required by Section 314.

In rendering such opinions, any counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely upon opinions of other counsel (copies of which shall be delivered to the Trustee) reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee or a trust committee of directors or trustees shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

SECTION 2.05. Execution of Securities. The Securities shall be executed manually or in facsimile, by any two of the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or the Chief Financial Officer of the Company under its corporate seal, which may be affixed thereto or printed, engraved or otherwise reproduced thereon, by facsimile or otherwise. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee manually by an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication of the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Typographical or other errors or defects in the seal or facsimile signature on any Security or in the text thereof shall not affect the validity or enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities (manually or in facsimile) shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities had not ceased to be such officer of the Company. Also, any Security may be signed on behalf of the Company by such Persons as on the actual date of execution of such Security shall be the proper officers of the Company, although at the date of the execution of this Indenture or on the nominal date of such Security any such Person was not such officer.

SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.07. Denominations; Payment of Interest on Securities.

(a) The Securities of each series may be issued in such denominations as shall be specified as contemplated by Section 2.03. In the absence of such provisions with respect to the Securities of any series, the Securities of such series shall be issued in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine.

(b) If the Securities of any series shall bear interest, each Security of such series shall bear interest from the applicable date at the rate per annum specified in the Officer’s Certificate or Supplemental Indenture with respect to such series of Securities. Unless otherwise specified in the Officer’s Certificate or Supplemental Indenture with respect to the Securities of any series, interest on the Securities of such series shall be computed on the basis of a 360-day year of twelve 30-day months. Such interest shall be payable on the Interest Payment Dates specified in the Officer’s Certificate or Supplemental Indenture with respect to such series of Securities. The Person in whose name any Security (or one or more Predecessor Securities) is registered at the close of business on the applicable Record Date for the series of which such Security is a part shall be entitled to receive the interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date unless such Security shall have been called for redemption on a Redemption Date which is subsequent to such Record Date and prior to such Interest Payment Date or unless the Company shall default in the payment of interest due on such Interest Payment Date on any Security of such series.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest on the Securities of any series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Security of such series at such Holder’s address as it appears in the Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Register.

Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security and each such Security shall bear interest from such date, such that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

SECTION 2.08. Registration, Transfer and Exchange of Securities. Except as specifically otherwise provided herein with respect to Global Securities, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered at the offices or agencies to be maintained in accordance with the provisions of Section 4.03 and the Company shall execute the Security or Securities, and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive.

The Company shall cause the Trustee to keep or cause to be kept, at one or more of the offices or agencies to be maintained by the Trustee in accordance with the provisions of Section 4.03 with respect to the Securities of each series, the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and the transfer of Registered Securities of such series as in this Article provided. The Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee and any registrar of the Securities of such series other than the Trustee. Upon due presentment for transfer of any Security of any series at the offices or agencies of the Company to be maintained in accordance with Section 4.03 with respect to the Registered Securities of such series, the Company shall execute a new Security and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Registered Securities of the same series for a like aggregate principal amount of authorized denominations. Notwithstanding any other provisions of this Section 2.08, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a Global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

At the option of the Holder thereof, Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.03 and upon payment, if the Company shall so require, of the charges hereinafter provided.

All Registered Securities of any series presented or surrendered for exchange, transfer, redemption, conversion or payment shall, if so required by the Company or any registrar of the Securities of such series, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and such registrar, duly executed by the registered Holder or by such Person’s attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required to exchange or transfer (a) any Securities of any series during a period beginning at the opening of business 15 days before the day of the first publication or the mailing (if there is no publication) of a notice of redemption of Securities of such series and ending at the close of business on the day of such publication or mailing or (b) any Securities called or selected for redemption in whole or in part, except, in the case of Securities called for redemption in part, the portion thereof not so called for redemption in whole or in part or during a period beginning at the opening of business on any Record Date for such series and ending at the close of business on the relevant Interest Payment Date therefor.

SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall be mutilated, defaced, destroyed, lost or stolen, the Company in its discretion may execute and, upon the written request of any officer of the Company, the Trustee shall authenticate and delivery, a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof, and in the case of mutilation or defacement shall surrender the Security to the Trustee or such agent. If the Company becomes aware that such Security has been acquired by a bona fide purchaser, it shall notify the Trustee in writing.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) or its agent connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statue existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10. Cancellation and Destruction of Surrendered Securities. All Securities surrendered for payment, redemption, transfer, conversion or exchange, or for credit against any payment in respect of a sinking or analogous fund, if any, shall, if surrendered to the Company, the Trustee or any agent of the Company or of the Trustee, be delivered to the Trustee, and the same, together with Securities surrendered to the Trustee for cancellation, shall be canceled by it and thereafter disposed of by it as directed by the Company, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities in accordance with applicable laws and procedures, and deliver a certificate of destruction thereof to the Company. If the Company shall purchase or otherwise acquire any of the Securities, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option shall deliver or surrender the same to the Trustee for cancellation.

SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities of such series which are printed, lithographed, typewritten or otherwise produced, in each case satisfactory to the Trustee. Temporary Securities of any series shall be issuable substantially in the form of the definitive Securities of such series but with such appropriate omissions, insertions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities upon surrender of the temporary Securities without charge to the Holder at the offices or agencies to be maintained by the Trustee as provided in Section 4.03 with respect to the Securities of such series. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the benefits of this Indenture and interest thereon, when and as payable, shall be paid to the registered owners thereof.

SECTION 2.12. Securities in Global Form.

(a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be held by the Trustee as custodian for the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.12 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.”

(b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Corporation or to a nominee of such successor Depository.

(c) If at any time the Depository for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or if an Event of Default has occurred and is continuing and the Company has received a request from the Depositary, this Section 2.10 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.04, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security upon the instruction of the Depository. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.12 shall no longer apply to the Securities of such series. In such event the Company will execute and, subject to Section 2.04, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.10(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Depository for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or such other numbers.

ARTICLE 3

REDEMPTION OF SECURITIES

SECTION 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

SECTION 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by electronic transmission, first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of such Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request delivered to the Trustee at least five Business Days prior to the intended date of mailing to the Holders, by the Trustee in the name and at the expense of the Company.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and holder in trust as provided in Section 4.05), no later than 11:00 a.m. New York City time, an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption, or such shorter period as shall be acceptable to the Trustee, an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed with a copy of the form on notice to the Holders setting forth the information required by this Section 3.02. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, in its sole discretion, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 7.05 and 11.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holder of such Registered Securities registered as such on the relevant record date, subject to the terms and provisions of Section 2.03 and 2.07 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 3.04. Exclusion of Certain Securities From Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01. Payment of Principal of and Interest on Securities. The Company covenants that it will duly and punctually pay or cause to be paid the principal of and any interest and premium on each of the Securities in accordance with the terms of the Securities and this Indenture. Except with respect to any Global Securities, if the Securities of any series bear interest, each installment of interest on the Securities of such series may, at the option of the Company, be paid by mailing a check or checks for such interest payable to the Person entitled thereto pursuant to Section 2.07 to the address of such Person as it appears on the Register of such series on the applicable Record Date for such interest payment. The interest, if any, on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Company, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Register of the Company.

SECTION 4.02. Corporate Existence of the Company; Consolidation, Merger, Sale or Transfer. The Company covenants that so long as any of the Securities are Outstanding, it will maintain its existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Company may, without violating the covenants in this Section 4.02 contained, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if the surviving, resulting or transferee entity, as the case may be, (i) shall be organized and existing under the laws of one of the States of the United States of America, (ii) assumes, if such entity is not the Company, all of the obligations of the Company hereunder and (iii) is not, after such transaction, otherwise in default under any provisions hereof.

SECTION 4.03. Maintenance of Offices or Agencies for Transfer, Registration, Exchange and Payment of Securities. So long as any of the Securities shall remain Outstanding, the Company covenants that it will cause the Trustee to maintain an office or agency in                     , where the Securities may be presented for registration, exchange and transfer as in this Indenture provided, and where notices and demands to or upon the Trustee in respect of the Securities or of this Indenture may be served, and where the Securities may be presented for payment. In case the Trustee shall fail to maintain any such office or agency, presentations and demands may be made and notices may be served at the principal office of the Company.

The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in                     , or shall fail to give such notice of the location or for any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

The Company may from time to time designate one or more additional offices or agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.04 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain the agencies provided for in this Section. The Company shall give to the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 4.04. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, covenants that it will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee with respect to the Outstanding Securities.

SECTION 4.05. Duties of Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee with respect to Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.05 and Section 11.04,

(1) that it will hold all sums held by it as such agent for the payment of the principal of or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities entitled to such principal or interest and will notify the Trustee of the receipt of sums to be so held,

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(3) that it will at any time during the continuance of any Event of Default, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

(b) Whenever the Company shall have one or more Paying Agents with respect to the Securities of any series, it will, prior to each due date of the principal of or any interest on the Securities of such series, deposit with a Paying Agent of such series a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) If the Company shall act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

(d) Anything in this Section 4.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it, or any Paying Agent hereunder, as required by this Section 4.05, and such sums are to be held by the Trustee upon the trust herein contained.

SECTION 4.06. Notice of Default. The Company covenants that, as soon as is practicable but in no event later than twenty Business Days after the occurrence thereof, the Company will furnish the Trustee notice of any event which is an Event of Default or which with the giving of notice or the passage of time or both would constitute an Event of Default which has occurred and is continuing on the date of such notice, which notice shall set forth the nature of such event and the action which the Company proposes to take with respect thereto.

SECTION 4.07. Maintenance of Properties. The Company will cause all properties used in or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all time except to the extent that the Company may be prevented from so doing by circumstances beyond its control; provided, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Securityholders.

SECTION 4.08. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company; and (b) all lawful claims for labor, materials, and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Company shall determine that such payment is not advantageous to the conduct of the business of the Company taken as a whole and that the failure so to pay or discharge is not disadvantageous in any material respect to the Securityholders.

ARTICLE 5

SECURITYHOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

SECTION 5.01. Company to Furnish Trustee Information as to the Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee, not less than 45 days nor more than 60 days after each date (month and day) specified as an Interest Payment Date for the Securities of the first series issued under this Indenture (whether or not any Securities of that series are then Outstanding), but in no event less frequently than semiannually, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Securities, obtained since the date as of which the next previous list, if any, was furnished, excluding from any such list the names and addresses received by the Trustee in its capacity as registrar (if so acting). Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished and need not include information received after such date. However, if the Trustee is appointed as Registrar, the Company has no obligation to furnish the list of holders

SECTION 5.02. Preservation of Information; Communication to Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Securities of each series (1) contained in the most recent list furnished to it as provided in Section 5.01, (2) received by the Trustee in the capacity of Paying Agent or registrar (if so acting) and (3) filed with the Trustee within the two preceding years as provided for in Section 5.04(c). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of any series or with Holders of all Securities with respect to their rights under this Indenture or under such Securities, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02; or

(2) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communications, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each of the Holders of Securities of such series, or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of the Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03. Reports by Company.

(a) The Company covenants and agrees to file with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 5.04 with respect to reports pursuant to subsection (a) of said Section 5.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of reports, information and documents to the Trustee under this Section 5.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(d) The Company and any other obligor on the Securities each covenant and agree to furnish to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, from the principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signers thereof, the Company or Subsidiary of the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or a Subsidiary of the Company in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 5.04. Reports by Trustee.

(a) On or before the first July 15th following the date of execution of this Indenture, and on or before July 15 in every year thereafter, if and so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Securityholders as hereinafter in this Section 5.04 provided, a brief report dated as of the preceding May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) any change to its eligibility under Section 7.09, and its qualifications under Section 7.08;

(2) the creation of or any material change to a relationship specified in paragraph (1) through (10) of Section 7.08(d);

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Securities of such series Outstanding on the date of such report;

(4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (6) of subsection (b) of Section 7.13;

(5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(6) any additional issue of Securities which the Trustee has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.10.

(b) The Trustee shall transmit to the Securityholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 5.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount of Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section 5.04 shall be transmitted by mail (i) to all Holders of Securities of any series, as the names and addresses of such Holders shall appear upon the Register of the Securities of such series, (ii) to such Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and (iii) except in the case of reports pursuant to subsection (b) of this Section 5.04 to each Holder whose name and address are preserved at the time by the Trustee as provided in Section 5.02(a) hereof.

(d) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities of any series are listed and also with the Commission. The Company will notify the Trustee when and as the Securities of any series become listed on any stock exchange.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND

SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 6.01. Events of Default; Acceleration, Waiver of Default and Restoration of Position and Rights. The term “Event of Default” whenever used herein with respect to any particular series of Securities shall mean any one of the following events:

(a) default in the payment of any installment of interest on any Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days provided however, that an extension of one or more Interest Payment Dates by the Company in accordance with the provisions of any Supplemental Indenture, shall not constitute an Event of Default; or

(b) default in the payment of all or any part of the principal of or any premium on any Security of such series as and when the same shall become due and payable whether at maturity, by proceedings for redemption, by declaration or otherwise, provided however, that an extension of the Stated Maturity for payment of principal of Securities of such series in accordance with the provisions of any Supplemental Indenture, shall not constitute an Event of Default; or

(c) failure on the part of the Company to observe or perform in any material respect any other of the covenants or agreements on its part in the Securities or in this Indenture (including any Supplemental Indenture or pursuant to any Officer’s Certificate, as contemplated by Section 2.03) specifically contained for the benefit of the Holders of the Securities of such series, for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Securities of such series and all other series so benefited (all series voting as one class) at the time Outstanding under this Indenture a written notice specifying such failure and stating that such is a “Notice of Default” hereunder; or

(d) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, if such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Company’s consent to the entry of an order for relief in any involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or the making by the Company of any general assignment for the benefit of creditors, or its failure generally to pay its debts as they become due or the taking by the Company of any corporate action in furtherance of any of the foregoing; or

(f) any other Event of Default provided in the Officer’s Certificate or Supplemental Indenture under which such series of is issued or in the form of Security for such series.

If an Event of Default described in clause (a) or (b) shall have occurred and be continuing with respect to any one or more series of Outstanding Securities, then and in each and every such case, unless the principal amount of all the Securities of each series as to which there is an Event of Default shall have already become due and payable, either the Trustee or the Holders of not less than 25% in principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders) may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series, together with any accrued interest, to be due and payable immediately, and upon any such declaration the same shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding.

Except as otherwise provided in the terms of any series of Securities pursuant to Section 2.03, if an Event of Default described in clause (c) or (f) above with respect to all series of Securities then

Outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Securities then Outstanding hereunder (treated as one class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all of the Securities then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in clause (e) or (f) above occurs and is continuing, then the principal amount of all of the Securities then Outstanding, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

If an Event of Default described in clause (d) or (g) occurs and is continuing, which Event of Default is with respect to less than all series of Securities then Outstanding, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof of the Securities of any one or more series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or upon all the Securities, as the case may be) and the principal of any and all Securities of such series (or of any and all the Securities, as the case may be) which shall have become due otherwise than by declaration (with interest on overdue installments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in the Securities of such series to the date of such payment or deposit) and interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit; and the amounts payable to the Trustee under Section 7.06 and any and all defaults under the Indenture with respect to Securities of such series (or all Securities, as the case may be), other than the non-payment of principal of and any accrued interest on Securities of such series (or any Securities, as the case may be) which shall have become due by declaration shall have been cured, remedied or waived as provided in Section 6.09 — then and in every such case the Holders of a majority in principal amount of the Securities of such series (or of all the Securities, as the case may be) then Outstanding (such series or all series voting as one class if more than one series are so entitled) by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Securities of such series (or of all the Securities, as the case may be) shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee and the Holders of the Securities of such series (or of all the Securities, as the case may be) shall continue as though no such proceedings had been taken.

SECTION 6.02. Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal. The Company covenants that:

(a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series as and when the same shall become due and payable and which payment has not been extended in accordance with the provisions of a Supplemental Indenture, and such default shall have continued for a period of 30 days;

(b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable and which payment has not been extended in accordance with the provisions of a Supplemental Indenture, whether at the Stated Maturity of such series or by any call for redemption or by declaration of acceleration or otherwise; or

(c) upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have become due and payable on all such Securities of such series for principal (and any premium) and interest together with interest upon the overdue principal and installments of interest (to the extent permitted by law) at the rate or rates of interest borne by or Yield to Maturity (in the case of Original Issue Discount Securities), or prescribed therefor in, the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expense of collection, including a reasonable compensation to the Trustee, its agents and counsel, and any expenses or liabilities incurred, and all advances made, by the Trustee hereunder other than through its negligence or bad faith.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities, and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.03. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities (or, if the Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.04. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee to the fullest extent permitted by law without the possession of any of the Securities of any series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.05. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 7.06;

SECOND: In case the principal of the Outstanding Securities in respect of which moneys have been collected shall not have become due and be unpaid, to the payment of any interest on such Securities, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee at the rate or rates of interest borne by or Yield to Maturity (in the case of Original Issue Discount Securities) of such Securities or prescribed therefor therein) such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal and interest, if any, with interest on the overdue principal and any installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate or rates of interest borne by or Yield to Maturity (in the case of Original Issue Discount Securities), or prescribed therefor in, such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, with appropriate interest to the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 6.06. Limitation on Suits by Holders of Securities. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default, as hereinbefore provided, and unless also the Holders of not less than 25% in principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (including the reasonable fees of counsel for the Trustee), and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the outstanding debt securities pursuant to this Section 6.06; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on or after the date fixed for redemption), or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

SECTION 6.07. Rights and Remedies Cumulative. All powers and remedies given by this Article Six to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.08. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to the provisions of Section 6.06, every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.09. Control by Holders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of all series (voting as one class) at the time Outstanding (determined as provided in Section 8.04) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 7.01 the Trustee shall have the right to decline to follow any such direction if the Trustee in reliance upon an Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction, and provided further that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders.

The Company may set a special record date for purposes of determining the identity of the Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted by this Section 6.09. Such record date shall be the later of 15 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 5.01 of this Indenture prior to such solicitation.

The Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding (determined as provided in Section 8.04) may on behalf of the Holders of all the Securities of such series waive any past Event of Default with respect to such series and its consequences (subject to Section 6.02), except a continuing Event of Default specified in Section 6.01(a), (b) or (c), or in respect of a covenant or provision of this Indenture which under Article Ten cannot be modified or amended without the consent of the Holder of each Security so affected. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively, and such Event of Default shall be deemed to have been cured and not continuing for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 6.10. Trustee to Give Notice of Defaults Known to it, but May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “default” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

SECTION 6.11. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Securities of any series, or group of such Holders, holding in the aggregate more than ten percent in principal amount of the Securities of such series Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any interest or premium on any Security, on or after the due date expressed in such Security or for such interest (or in the case of any redemption, on or after the dated fixed for redemption).

SECTION 6.12. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

CONCERNING THE TRUSTEE

SECTION 7.01. Certain Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing, remedying or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured, remedied or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, provided, however, that:

(a) prior to the occurrence of an Event of Default and after the curing, remedying or waving of all Events of Default which may have occurred:

(1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); and

(3) this Subsection shall not be construed to limit the effect of the first paragraph and the second to last paragraph of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Securities pursuant to Section 6.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02. Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof shall be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, unless requested in writing so to do by the Holders of Securities pursuant to Section 6.09; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to such proceeding; and provided further, that nothing in this subsection (f) shall require the Trustee to give the Securityholders any notice other than that required by Section 6.10. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) The Trustee shall be under no responsibility for the approval by it in good faith of any expert for any of the purposes expressed in this Indenture;

(i) The Trustee shall not be deemed to have notice or be charged with knowledge of any default (within the meaning of Section 602) or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon such Securities or by any Holder of such Securities, and such notice references the Securities and this Indenture;

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) The permissive right of the Trustee hereunder to take or omit to take any action shall not be construed as a duty; and

(m) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Trustee Not Responsible for Recitals or Application of Proceeds. The recitals contained herein and in the Securities (other than the certificate of authentication on the Securities) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 7.04. Trustee May Own Securities. The Trustee, any Paying Agent, registrar or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, registrar or such other agent.

SECTION 7.05. Moneys Received by Trustee to be Held in Trust. Moneys held by the Trustee in trust need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 7.06. Trustee Entitled to Compensation, Reimbursement and Indemnity. The Company agrees to pay to the Trustee from time to time reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also agrees to indemnify the Trustee and its officers, directors, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee and its officers, directors, agents and employees shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest or redemption premium on particular Securities.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 601(e) or Section 601(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

SECTION 7.07. Right of Trustee to Rely on Officer’s Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate of the Company or an Opinion of Counsel or both delivered to the Trustee, and such Officer’s Certificate or Opinion of Counsel, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Disqualification; Conflicting Interest. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as trustee (if any of the Securities are registered pursuant to the Securities Act) or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee, by virtue of its capacity as Trustee of the Securities of any series shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 7.09. Requirements for Eligibility of Trustee. There shall always be at least one Trustee hereunder. The Trustee hereunder shall at all times be a Company organized and doing business as a commercial bank under the laws of the United States of America or any state thereof or of the District of Columbia or a Company or other Person permitted to act as a trustee by the Commission and, in each case, authorized under such laws to exercise corporate trust powers, having (or, in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State or District of Columbia authority. If such Company or bank holding company parent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Company or bank holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor on the Subordinated Securities or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in this Article Seven.

SECTION 7.10. Resignation and Removal of Trustee; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the Trustee’s receipt of such notice of removal, the departing Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months; or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument executed by an authorized officer of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Securityholder who has been a bona fide Holder of a Security or Securities of the affected series for at least six months may, on such Person’s behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in principal amount of the Securities Outstanding (determined as provided in Section 8.04) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, or by the affidavits of the permanent chairman and secretary of a meeting of the Securityholders evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article Nine), and by delivery thereof to the Trustee so removed, to the successor trustee and to the Company.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers with respect to the trustee so ceasing to act. Upon written request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

SECTION 7.12. Successor to Trustee by Merger, Consolidation or Succession to Business. Any Company into which the Trustee may be merged or converted or with which it may be consolidated, or any Company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Company succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such Company shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 7.14. Appointment of Authenticating Agent. As long as any Subordinated Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Subordinated Securities, including Subordinated Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Subordinated Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Subordinated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Subordinated Indenture to the authentication and delivery of Subordinated Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having (or in the case of a subsidiary of a bank holding company, its bank holding company parent shall have) a combined capital and surplus of at least $45,000,000 (determined as provided in Section 7.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent (including the agency contemplated by this Indenture) shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the authenticating Agent with respect to all series of Subordinated Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case in any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14 with respect to one or more series of Securities, the Trustee shall upon receipt of a Company Order appoint a successor Authenticating Agent and the Company shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 13.02. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Company agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

If an appointment is made with respect to one or more series pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

, as Trustee

By
As Authenticating Agent

By
Authorized Signatory

Sections 7.02, 7.03, 7.04, 7.06 and 8.03 shall be applicable to any Authenticating Agent.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in Person or by agent or proxy appointed in writing, or (b) by the record of such Holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

SECTION 8.02. Proof of Execution of Instruments and of Holding of Securities. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Securityholder or such Holder’s agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee;

(b) The ownership of Securities of any series shall be proved by the Register of such Securities of such series, or by certificates of the Security registrar or registrars thereof.

The Trustee shall not be bound to recognize any Person as a Securityholder unless and until such Person’s title to the Securities held by it is proved in the manner in this Article Eight provided.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.06.

The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 8.02 as it shall deem reasonable.

SECTION 8.03. Who May be Deemed Owners of Securities. Prior to due presentment for transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name such Security shall be registered upon the Register of Securities of the series of which such Security is a part as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest, subject to the provisions of this Indenture, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Holder for the time being, or upon such Holder’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

If the Securities of any series are issued in the form of one or more Global Securities, the Depository therefor may grant proxies to Persons having a beneficial ownership in such Global Security or Securities for purposes of voting or otherwise responding to any request for consent, waiver or other action which the Holder of such Registered Security is entitled to grant or take under this Indenture and the Trustee shall accept such proxies for the purposes granted; provided that neither the Trustee nor the Company shall have any obligation with respect to the grant of or solicitation by the Depository of such proxies.

SECTION 8.04. Securities Owned by the Company or Controlled or Controlling Persons Disregarded for Certain Purposes. In determining whether the Holders of the requisite principal amount of Securities have concurred in any demand, direction, request, notice, vote, consent, waiver or other action under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, vote, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee assigned to its Principal Office knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor.

Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities; and, subject to the provisions of Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 8.05. Instruments Executed by Securityholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security and any direction, demand, request, notice, waiver, consent, vote or other action of the Holder of any Security which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued in lieu thereof, irrespective of whether any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in principal amount of the Securities of any or all series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all of the Securities of such series subject, however, to the provisions of Section 7.01.

ARTICLE 9

SECURITYHOLDERS’ MEETINGS

SECTION 9.01. Purposes for Which Meetings May be Called. A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Securities of any or all series, as the case may be, pursuant to any of the provisions of Article Six;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 9.01, to be held at such time and at such place in The City of New York, New York, or such other city as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting.

SECTION 9.03. Call of Meeting by the Company or Securityholders. In case at any time the Company pursuant to a resolution of its Board of Directors, or the Holders of not less than ten percent in principal amount of the Securities of any or all series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of Holders of Securities of any or all series, as the case may be, to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or such Holders of Securities in the amount above specified may determine the time and place in any of the City of Seattle, Washington, County of King, Washington or The City of New York, New York for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing (and publishing, if required) notice thereof as provided in Section 9.02.

SECTION 9.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Securityholders a Person shall (a) be a Holder of one or more Securities with respect to which the meeting is being held; or (b) be a Person appointed by an instrument in writing as proxy by such Holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05. Regulations May be Made by Trustee; Conduct of the Meeting; Voting Rights — Adjournment. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 8.02. and the appointment of any proxy shall be proved in the manner specified in said Section 8.02; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face, may be presumed valid and genuine without the proof hereinabove or in said Section 8.02 specified.

The Trustee shall by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.04, at any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Securities, such principal amount shall be equal to such portion of the principal amount as may be specified in the terms of such series) of Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by such Person or instruments in writing as aforesaid duly designating such Person as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held so adjourned without further notice.

At any meeting of Securityholders, the presence of Persons holding or representing Securities in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

SECTION 9.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount or principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount or principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 9.07. Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrances or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

SECTION 10.01. Purposes for Which Supplemental Indentures May be Entered into Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Company and the

Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b) if deemed appropriate by the Company or required by law, to evidence the succession of another Company to the Company or successive successions and the assumption by the successor Company of the covenants, agreements and obligations of the Company pursuant to Article Four hereof;

(c) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of all or any series of Securities (and if such covenants, restrictions or conditions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions or conditions are expressly being included solely for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect to any such additional covenant, restriction or condition such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(d) to add or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Securities in (i) global form or (ii) bearer form, registerable or not registerable as to principal or principal and interest, and with or without coupons;

(e) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security of any series Outstanding created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision;

(f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;

(g) to appoint, at the request of the Trustee, a successor Trustee for a particular series of Securities to act as such pursuant to the provisions of this Indenture and to add to or change the provisions of this Indenture to such extent as shall be necessary to facilitate the performance of the duties of such trustee; and

(h) to cure any ambiguity or to correct or supplement any provisions contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any Supplemental Indenture which shall not adversely affect the interests of the Holders of the Securities.

SECTION 10.02. Modification of Indenture with Consent of Holders of Securities. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding (determined as provided in Section 8.04) affected by such Supplemental Indenture (voting as one class), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such Supplemental Indenture shall, without the consent of the Holders of each Outstanding Security affect thereby:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.01, or change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date fixed for redemption), or modify the provisions of this Indenture with respect to this subordination of the Securities in a manner adverse to the Holders, or

(b) Reduce the percentage in principal amount of the Outstanding Securities the consent of the Holders of which is required for any such Supplemental Indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or

(c) Change the time of payment or reduce the amount of any minimum sinking account or fund payment or

(d) Modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 8.01, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions to this Section, the Trustee shall give notice thereof to the Holders of then

Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security Register, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee shall be entitled to receive, and subject to the provisions of Section 7.01 shall be entitled to rely upon, an Opinion of Counsel as conclusive evidence that any such Supplemental Indenture complies with the provisions of this Article Ten and that the Securities affected by the Supplemental Indenture, when such Securities are authenticated and delivered by the Trustee and executed and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will be valid and binding obligations of the Company, except as any rights thereunder may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles.

SECTION 10.04. Securities May Bear Notation of Changes by Supplemental Indentures. Securities authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article Ten, or after any action taken at a Securityholders’ meeting pursuant to Article Nine, may bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

ARTICLE 11

DISCHARGE; DEFEASANCE

SECTION 11.01. Satisfaction and Discharge of Indenture.

(A) If at any time (i) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (b) below, (a) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust the entire amount in (i) cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 11.04), (ii) in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash sufficient to pay at such Maturity or upon such redemption, as the case may be, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (a) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable in accordance with the terms of the Indenture and the Securities of such series; (x) the principal and interest on all Securities of such series on each date that such principal or interest is due and payable and in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration), (iv) any optional redemption rights of such series of Securities to the extent to be exercised to make such call for redemption within one year, (v) the rights, obligations, duties and immunities of the Trustee hereunder, including without limitation those under Section 7.6, (vi) the rights of the Holders of securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vii) the obligations of the Company under Section 4.03 and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

(B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in an Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the date of the deposit referred to in clause (a) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) any optional redemption rights of such series of Securities to the extent to be exercised to make such call for redemption within one year, (v) the rights, obligations, duties and immunities of the Trustee hereunder, (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vii) the obligations of the Company under Section 4.03 and the Trustee, at the expense of the Company, shall at the Company’s request, execute proper instruments acknowledging the same, if

(a) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in United States Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities of such series on each date that such principal or interest is due and payable in accordance with the terms of the Indenture and the Securities of such series;

(b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

(c) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the IRS a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(C) The Company shall be released from its obligations under Sections 4.02 and unless otherwise provided for in the Board Resolution, Officer’s Certificate or Indenture supplemental hereto establishing such series of Securities, from all covenants and other obligations referred to in Section 2.03(18) or 2.03(20) with respect to such series of Securities outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but the remainder of this Indenture and such Securities shall be unaffected thereby. The following shall be the conditions to application of this subsection C of this Section 11.01:

(a) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series and coupons appertaining thereto, (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in United States Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities of such series in accordance with the terms of the Indenture and the Securities of such series;

(b) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(c) Such covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 7.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

(d) Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(e) Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted;

(f) The Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(g) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

SECTION 11.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 11.04, all moneys deposited with the Trustee (for other trustee) pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 11.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and any premium and interest on any Security and not so applied but remaining unclaimed under applicable law shall be transferred by the Trustee to the appropriate Persons in accordance with applicable laws, and the Holder of such Security of such series shall thereafter look only to such Persons for any payment which such Holder may be entitled to collect and all liability of the Trustee and such Paying Agent with respect to such moneys shall thereupon cease.

SECTION 11.05. Indemnity for U.S. Government of Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.01 or the principal or interest received in respect of such obligations.

ARTICLE 12

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.01. Incorporators, Stockholders, Officers and Directors of Company Exempt From Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE 13

MISCELLANEOUS PROVISIONS

SECTION 13.01. Successors and Assigns of the Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 13.02. Notices; Effectiveness. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company, or by the Company or by the Holders of Securities to the Trustee or upon the Depository by the Company or the Trustee may be electronically communicated or hand delivered or sent by overnight courier, addressed to the relevant party as provided in this Section 13.02.

All communications intended for the Company shall be sent to:

OncoGenex Pharmaceuticals, Inc.

1522 217th Place SE, Suite 100

Bothell, Washington 98021

Attention: Chief Financial Officer

All communications intended for the Trustee shall be sent to:

Attention:

or at any other address of which any of the foregoing shall have notified the others in any manner prescribed in this Section 13.02.

For all purposes of this Indenture, a notice or communication will be deemed effective:

(a) if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a Business Day in the city specified (a “Local Business Day”) in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day or

(b) if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender unless the date of transmission and confirmation is not a Local Business Day, in which case, on the next succeeding Local Business Day.

Any notice, direction, requires, demand, consent or waiver by the Company, any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Principal Office of the Trustee in accordance with the provisions of this Section 13.02.

Any notice, request, consent or waiver by the Company or the Trustee upon the Depository shall have been sufficiently given, made or filed, for all purposes, if give or made in accordance with the provisions of this Section 13.02 at the address shown for such Depository in the Register or at such other address as the Depository shall have provided for purposes of notice.

SECTION 13.03. Compliance Certificates and Opinions. Upon on any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.03(d) shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such Person’s certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 13.04. Days on Which Payment to be Made, Notice Given or Other Action Taken. If any date on which a payment is to be made, notice given or other action taken hereunder is a Saturday, Sunday or legal holiday in the state in which the payment, notice or other action is to be made, given or taken, then such payment, notice or other action shall be made, given or taken on the next succeeding Business Day in such state, and in the case of any payment, no interest shall accrue for the delay.

SECTION 13.05. Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act such required provision shall control.

SECTION 13.06. Governing Law and Waiver of Trial By Jury. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). THE TRUSTEE AND THE COMPANY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

THE TRUSTEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR THE COMPANY RELATING THERETO. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE HOLDERS ENTERING INTO THIS INDENTURE.

SECTION 13.07. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 13.08. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series

(the “Required Currency”), into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. The Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee against loss if Dollars so purchased are less than the sum originally due to the Trustee in Dollars. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

SECTION 13.09. Provisions of the Indenture and Securities for the Sole Benefit of the Parties and the Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give any Person, firm or Company, other than the parties hereto and the Holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition and provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Securities.

SECTION 13.10. Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.11. Facsimile or PDF. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions or loss of utilities; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, ONCOGENEX PHARMACEUTICALS, INC. has caused this Indenture to be signed by its Chairman of the Board or its President or Chief Financial Officer or one of its Vice Presidents and Trustee has caused this Indenture to be signed and acknowledged by an appropriate officer all as of the day and year first written above.

ONCOGENEX PHARMACEUTICALS, INC.

By
Title:

, as Trustee

By
Title: